Modivcare Reports First Quarter 2025 Financial Results

Denver, CO – May 8, 2025 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today reported financial results for the three months ended March 31, 2025.

"In Q1, we continued to advance our strategic objectives and operational initiatives,” said L. Heath Sampson, President and CEO. “Company-wide alignment on key initiatives—securing new contracts, laying the groundwork for scalable automation, reducing G&A, strengthening our working-capital discipline, and progressing toward divestiture readiness—positions us to deliver enhanced performance and long-term value. We are making steady progress that reflects the team’s focus on these priorities. We look forward to maintaining this positive momentum and building a stronger, more connected Modivcare."

First Quarter 2025 Summary:
•Service revenue of $650.7 million, down 4.9% year-over-year
•Net loss of $50.4 million, or negative $3.52 per diluted common share; adjusted net loss(1) of $24.5 million and adjusted loss per share(1) of $1.71 per diluted common share
•Adjusted EBITDA(1) of $32.6 million, representing 5.0% of service revenue
•$105.0 million in new financing executed in Q1 to support ongoing transformation efforts
•Targeted cost reduction actions expected to generate greater than $20.0 million in annualized G&A savings

First Quarter 2025 Results

Revenue was $650.7 million, compared to $684.5 million in the prior-year period, primarily reflecting contract attrition in the NEMT segment and lower volumes in PCS and Monitoring. Net loss and Adjusted EBITDA(1) were $50.4 million and $32.6 million, compared to $22.3 million and $32.1 million in Q1 2024, respectively.

By segment:
•NEMT revenue was $449.0 million, down 6.3% year-over-year, a 3.9% net income margin and a 6.2% Adjusted EBITDA margin(1) — up 50 basis points.
•PCS revenue was $181.8 million, down 1.0%, with net income of $2.4 million and an Adjusted EBITDA(1) of $12.2 million — up 8.5% year-over-year.
•Monitoring revenue was $18.1 million, down 9.8%, a 6.0% net loss margin and a 28.8% Adjusted EBITDA margin(1).

Net contract receivables increased to $108.5 million, up from $95.2 million last quarter, primarily due to higher utilization on shared risk contracts. Modivcare ended the quarter with $116.0 million in cash and remained fully drawn on its revolver. Operating cash flow was a use of $82.1 million and Free cash flow(2) was negative $86.2 million, reflecting working capital build and higher interest expense. The Company has taken targeted actions to accelerate collections and improve working capital efficiency.

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below.
(2) Free cash flow, a non-GAAP financial measure, is calculated by us as cash flow from operations less our capital expenditures during the period of $4.1 million that is included in our purchase of property and equipment line in our Unaudited Condensed Consolidated Statements of Cash Flows provided below.

Conference Call Information

Modivcare will host a conference call today, May 8, 2025, at 5:00 p.m. ET to discuss its financial results. Participants may access the call via:
•U.S. Toll-Free: 1 (877) 407-8037
•International: 1 (201) 689-8037
•Webcast: investors.modivcare.com
A replay will be available on the Company’s investor relations website following the conclusion of the call.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Modivcare's value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare serves as a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and in-home monitoring solutions (Monitoring). To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), the information contained herein may include presentations for the Company and its segments (as noted and applicable) of: (1) EBITDA, Adjusted EBITDA, Adjusted G&A expense, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Earnings (Loss) Per Share, all of which are non-GAAP financial measures considered by management to be performance measures; and (2) free cash flow, which is a non-GAAP financial measure considered by management to be a liquidity measure. EBITDA is defined as net income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; and (5) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenue, net. Adjusted Net Income (Loss) is calculated as net income (loss) before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; (5) equity in net (income) loss of investee, net of tax; (6) intangible asset amortization expense; and (7) the income tax impact of such adjustments. Adjusted Earnings (Loss) Per Share is calculated as Adjusted Net Income (Loss) divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income (Loss). Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; and (4) stock-based compensation. Free cash flow is calculated as cash flow from operations less our applicable capital expenditures included in our purchase of property and equipment line in our Consolidated Statements of Cash Flows.

Reconciliations of the non-GAAP financial measures used herein to their most directly comparable GAAP financial measures that are not included in the discussion above are included below. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our free cash flow presentation (as applicable) reflects an additional way of viewing our liquidity that, when viewed together with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. Our use of the term free cash flow is not intended to imply, and no inference should be made, however, that any reported amounts are free to be used without restriction for discretionary expenditures, as our use of these funds may be restricted by the terms of our outstanding indebtedness, including our credit facility, and otherwise earmarked for other non-discretionary expenditures.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to their most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems; changes in the funding, financial viability or our relationships with our payors; pandemics and other infectious diseases; delays in collection, or non-collection, of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; estimated income taxes being different from income taxes that we ultimately pay; weakening of general economic conditions, including the impact of inflationary pressures, rising interest rates, labor shortages, higher labor costs and supply chain challenges; any failure to successfully implement our business plan, including planned strategic divestitures of certain assets; historical operating losses and negative cash flow and any failure to improve our financial condition; significant turnover of our senior management team and across our organization; ongoing negotiations related to new capital investments may require a substantial portion of time from our management; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; the extended collection periods and uncertainty concerning the timing of the collection of outstanding contract receivables; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing labor shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice, professional negligence or other similar claims; our operating in the competitive in-home patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; any legal challenges to the relationships or arrangements between our virtual clinical care management services and the unaffiliated physician-owned professional corporation through which such services are provided; any failure to comply with applicable data interoperability and information blocking rules; the lapse of temporary telehealth flexibilities currently permitted under the Consolidated Appropriations Act of 2023; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; increasing scrutiny and changing expectations with respect to environmental, social and governance matters; changes to, or violations of, licensing regulations; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by Medicaid beneficiaries as a result of any state Medicaid eligibility determination processes; our existing debt agreements containing restrictions, financial covenants and cross-default provisions that limit our flexibility in operating our business; our substantial indebtedness and ability to generate sufficient cash to service our indebtedness; the expiration of our existing credit agreement or any loss of available financing alternatives; our ability to incur substantial additional indebtedness or to issue additional equity; our substantial doubt about our ability to meet our obligations as they come due within one year from the date of issuance of the financial statements for fiscal year 2024; any failure to successfully remediate any control deficiency or material weakness in our internal control over financial reporting; our dependence on our subsidiaries to fund our operations and expenses; anti-takeover provisions discouraging a change of control; and any stock price volatility.

The Company has provided additional information about the foregoing and other risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
ICR Healthcare
ModivcareIR@icrhealthcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024

Service revenue, net	$650,654	$684,451

Operating expenses:
Service expense	552,988	583,566
General and administrative expense	78,589	77,177
Depreciation and amortization	23,519	27,103
Total operating expenses	655,096	687,846

Operating income (loss)	(4,442)	(3,395)

Interest expense, net	38,837	18,686
Loss before income taxes and equity method investment	(43,279)	(22,081)
Income tax benefit (provision)	(3,547)	543
Equity in net income (loss) of investee, net of tax	(3,551)	(762)
Net loss	$(50,377)	$(22,300)

Loss per common share:
Basic	$(3.52)	$(1.57)
Diluted	$(3.52)	$(1.57)

Weighted-average number of common shares outstanding:
Basic	14,328,736	14,202,000
Diluted	14,328,736	14,202,000

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$115,963	$112,581
Accounts receivable, net	239,545	222,317
Contract receivables	124,359	117,795
Other current assets(1)	53,562	42,686
Total current assets	533,429	495,379
Property and equipment, net	79,038	82,409
Long-term contract receivables	10,989	—
Goodwill	680,252	680,252
Intangible assets, net	266,232	282,320
Equity investment	27,899	31,427
Operating lease right-of-use assets	33,390	36,597
Other long-term assets	45,934	45,948
Total assets	$1,677,163	$1,654,332

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$57,659	$83,068
Accrued contract payables	26,854	22,639
Accrued expenses and other current liabilities	153,452	139,176
Accrued transportation costs	76,855	96,745
Current portion of operating lease liabilities	8,281	8,616
Revolving credit facility	270,661	269,000
Short-term debt	73,889	5,250
Total current liabilities	667,651	624,494
Long-term debt, net of deferred financing costs	1,016,889	986,436
Operating lease liabilities, less current portion	31,053	32,905
Other long-term liabilities(2)	49,203	48,971
Total liabilities	1,764,796	1,692,806

Stockholders' equity (deficit)
Stockholders' equity (deficit)	(87,633)	(38,474)
Total liabilities and stockholders' equity (deficit)	$1,677,163	$1,654,332

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2025	2024
Operating activities
Net loss	$(50,377)	$(22,300)
Depreciation and amortization	23,519	27,103
Stock-based compensation	1,244	2,010
Equity in net loss of investee	3,295	1,056
Deferred income taxes	(85)	(3,778)
Reduction of right-of-use asset	3,385	2,947
Other non-cash items(1)	5,288	1,407
Changes in operating assets and liabilities:
Contract receivables	(6,563)	9,280
Contract payables	4,215	10,910
Long-term contract receivables	(10,989)	(19,598)
Other changes in operating assets and liabilities(2)	(55,023)	523
Net cash provided by (used in) operating activities	(82,091)	9,560

Investing activities
Purchase of property and equipment	(4,061)	(7,856)
Net cash used in investing activities	(4,061)	(7,856)

Financing activities
Net proceeds from short-term debt	—	7,200
Issuance of long-term debt	30,000	—
Issuance of short-term debt	75,000	—
Repayment of long-term debt	(1,313)	—
Payments of debt issuance costs	(10,711)	(756)
Other financing activities	(26)	(64)
Net cash provided by financing activities	92,950	6,380

Net change in cash, cash equivalents and restricted cash	6,798	8,084
Cash, cash equivalents and restricted cash at beginning of period	113,116	2,782
Cash, cash equivalents and restricted cash at end of period	$119,914	$10,866

(1) Includes amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued transportation costs and other changes in operating assets and liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2025
	NEMT	PCS	Monitoring	Corporate and Other	Total

Service revenue, net	$449,007	$181,787	$18,125	$1,735	$650,654

Operating expenses:
Service expense	396,014	147,518	7,673	1,783	552,988
General and administrative expense	27,784	22,584	5,408	22,813	78,589
Depreciation and amortization	7,556	9,434	6,050	479	23,519
Total operating expenses	431,354	179,536	19,131	25,075	655,096

Operating income (loss)	17,653	2,251	(1,006)	(23,340)	(4,442)

Interest expense, net	—	—	—	38,837	38,837
Income (loss) before income taxes and equity method investment	17,653	2,251	(1,006)	(62,177)	(43,279)
Income tax benefit (provision)	1,117	173	(77)	(4,760)	(3,547)
Equity in net income (loss) of investee, net of tax	(1,063)	—	—	(2,488)	(3,551)
Net income (loss)	17,707	2,424	(1,083)	(69,425)	(50,377)

Interest expense, net	—	—	—	38,837	38,837
Income tax provision (benefit)	(1,117)	(173)	77	4,760	3,547
Depreciation and amortization	7,556	9,434	6,050	479	23,519
EBITDA	24,146	11,685	5,044	(25,349)	15,526

Restructuring and related costs(1)	2,331	409	168	6,547	9,455
Transaction and integration costs	264	—	—	521	785
Settlement related costs	—	134	—	1,971	2,105
Stock-based compensation	—	—	—	1,174	1,174
Equity in net (income) loss of investee, net of tax	1,063	—	—	2,488	3,551

Adjusted EBITDA	$27,804	$12,228	$5,212	$(12,648)	$32,596

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs and severance, as well as professional services fees and legal fees related to various debt transactions during the period.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2024
	NEMT	PCS	Monitoring	Corporate and Other	Total

Service revenue, net	$479,306	$183,568	$20,102	$1,475	$684,451

Operating expenses:
Service expense	423,657	149,438	8,363	2,108	583,566
General and administrative expense	31,820	24,432	5,440	15,485	77,177
Depreciation and amortization	7,359	12,795	6,674	275	27,103
Total operating expenses	462,836	186,665	20,477	17,868	687,846

Operating income (loss)	16,470	(3,097)	(375)	(16,393)	(3,395)

Interest expense, net	—	—	—	18,686	18,686
Income (loss) before income taxes and equity method investment	16,470	(3,097)	(375)	(35,079)	(22,081)
Income tax benefit (provision)	(4,274)	823	67	3,927	543
Equity in net income (loss) of investee, net of tax	(28)	—	—	(734)	(762)
Net income (loss)	12,168	(2,274)	(308)	(31,886)	(22,300)

Interest expense, net	—	—	—	18,686	18,686
Income tax provision (benefit)	4,274	(823)	(67)	(3,927)	(543)
Depreciation and amortization	7,359	12,795	6,674	275	27,103
EBITDA	23,801	9,698	6,299	(16,852)	22,946

Restructuring and related costs(1)	3,239	127	10	1,729	5,105
Transaction and integration costs	52	1,446	—	45	1,543
Stock-based compensation	—	—	—	1,781	1,781
Equity in net (income) loss of investee, net of tax	28	—	—	734	762

Adjusted EBITDA	$27,120	$11,271	$6,309	$(12,563)	$32,137

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Loss and Adjusted Net Loss per Common Share
(in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024

Net loss	$(50,377)	$(22,300)

Restructuring and related costs(1)	9,455	5,105
Transaction and integration costs	785	1,543
Settlement related costs	2,105	—
Stock-based compensation	1,174	1,781
Equity in net loss of investee, net of tax	3,551	762
Intangible asset amortization expense	16,087	19,779
Tax effected impact of adjustments	(7,271)	(7,881)

Adjusted net loss	$(24,491)	$(1,211)

Adjusted loss per share	$(1.71)	$(0.09)

Diluted weighted-average number of common shares outstanding	14,328,736	14,202,000

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2025	March 31, 2024	% Change	December 31, 2024	QoQ % Change

NEMT Segment

Service revenue, net	$449,007	$479,306	(6.3)%	$495,039	(9.3)%
Purchased services expense	344,118	362,900	(5.2)%	385,722	(10.8)%
Payroll and other expense	51,896	60,757	(14.6)%	54,100	(4.1)%
Service expense	$396,014	$423,657	(6.5)%	$439,822	(10.0)%

Gross profit	$52,993	$55,649	(4.8)%	$55,217	(4.0)%
Gross margin	11.8%	11.6%		11.2%

G&A expense	$27,784	$31,820	(12.7)%	$28,774	(3.4)%
G&A expense adjustments:
Restructuring and related costs	2,331	3,239	(28.0)%	781	198.5%
Transaction and integration costs	264	52	407.7%	337	(21.7)%
Adjusted G&A expense	$25,189	$28,529	(11.7)%	$27,656	(8.9)%
Adjusted G&A expense % of revenue	5.6%	6.0%		5.6%

Net income	$17,707	$12,168	45.5%	$18,320	(3.3)%
Net income margin	3.9%	2.5%		3.7%

Adjusted EBITDA	$27,804	$27,120	2.5%	$27,561	0.9%
Adjusted EBITDA margin	6.2%	5.7%		5.6%

Total paid trips (thousands)	8,458	8,808	(4.0)%	9,543	(11.4)%
Average monthly members (thousands)	23,554	29,071	(19.0)%	29,382	(19.8)%

Revenue per member per month	$6.35	$5.50	15.5%	$5.62	13.0%
Revenue per trip	$53.09	$54.42	(2.4)%	$51.87	2.4%
Monthly utilization	12.0%	10.1%		10.8%

Purchased services per trip	$40.69	$41.20	(1.2)%	$40.42	0.7%
Payroll and other per trip	$6.14	$6.90	(11.0)%	$5.67	8.3%
Total service expense per trip	$46.83	$48.10	(2.6)%	$46.09	1.6%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.
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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2025	March 31, 2024	% Change	December 31, 2024	QoQ % Change

PCS Segment

Service revenue, net	$181,787	$183,568	(1.0)%	$186,603	(2.6)%
Service expense	147,518	149,438	(1.3)%	148,209	(0.5)%
Gross profit	$34,269	$34,130	0.4%	$38,394	(10.7)%
Gross margin	18.9%	18.6%		20.6%

G&A expense	$22,584	$24,432	(7.6)%	$20,586	9.7%
G&A expense adjustments
Restructuring and related costs	409	127	222.0%	268	52.6%
Transaction and integration costs	—	1,446	(100.0)%	(582)	(100.0)%
Settlement related costs	134	—	N/M	—	N/M
Adjusted G&A expense	$22,041	$22,859	(3.6)%	$20,900	5.5%
Adjusted G&A expense % of revenue	12.1%	12.5%		11.2%

Net income (loss)	$2,424	$(2,274)	N/M	$5,062	(52.1)%
Net income (loss) margin	1.3%	(1.2)%		2.7%

Adjusted EBITDA	$12,228	$11,271	8.5%	$17,494	(30.1)%
Adjusted EBITDA margin	6.7%	6.1%		9.4%

Total hours (thousands)	6,818	6,965	(2.1)%	7,042	(3.2)%
Revenue per hour	$26.66	$26.36	1.1%	$26.50	0.6%
Service expense per hour	$21.64	$21.46	0.8%	$21.05	2.8%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2025	March 31, 2024	% Change	December 31, 2024	QoQ % Change

Monitoring Segment

Service revenue, net	$18,125	$20,102	(9.8)%	$19,164	(5.4)%
Service expense	7,673	8,363	(8.3)%	7,728	(0.7)%
Gross profit	$10,452	$11,739	(11.0)%	$11,436	(8.6)%
Gross margin	57.7%	58.4%		59.7%

G&A expense	$5,408	$5,440	(0.6)%	$4,659	16.1%
G&A expense adjustments
Restructuring and related costs	168	10	N/M	—	N/M
Adjusted G&A expense	$5,240	$5,430	(3.5)%	$4,659	12.5%
Adjusted G&A expense % of revenue	28.9%	27.0%		24.3%

Net income (loss)	$(1,083)	$(308)	251.6%	$823	(231.6)%
Net income (loss) margin	(6.0)%	(1.5)%		4.3%

Adjusted EBITDA	$5,212	$6,309	(17.4)%	$6,777	(23.1)%
Adjusted EBITDA margin	28.8%	31.4%		35.4%

Average monthly members (thousands)	231	249	(7.2)%	249	(7.2)%
Revenue per member per month	$26.15	$26.91	(2.8)%	$25.65	1.9%
Service expense per member per month	$11.07	$11.20	(1.2)%	$10.35	7.0%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Three months ended
	March 31, 2025	March 31, 2024	% Change	December 31, 2024	QoQ % Change

Corporate and Other Segment

G&A expense	$22,813	$15,485	47.3%	$20,227	12.8%
G&A expense adjustments
Restructuring and related costs	6,547	1,729	278.7%	6,460	1.3%
Transaction and integration costs	521	45	N/M	408	27.7%
Settlement related costs	1,971	—	N/M	—	N/M
Stock-based compensation	1,174	1,781	(34.1)%	1,744	(32.7)%
Adjusted G&A expense	$12,600	$11,930	5.6%	$11,615	8.5%
Adjusted G&A expense % of consolidated revenue	1.9%	1.7%		1.7%

	Three months ended			Three months ended
	March 31, 2025	March 31, 2024	% Change	December 31, 2024	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$78,589	$77,177	1.8%	$74,246	5.8%
G&A expense adjustments
Restructuring and related costs	9,455	5,105	85.2%	7,509	25.9%
Transaction and integration costs	785	1,543	(49.1)%	163	381.6%
Settlement related costs	2,105	—	N/M	—	N/M
Stock-based compensation	1,174	1,781	(34.1)%	1,744	(32.7)%
Adjusted G&A expense	$65,070	$68,748	(5.3)%	$64,830	0.4%
Adjusted G&A expense % of consolidated revenue	10.0%	10.0%		9.2%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--end--